SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant                    [X]

Filed by a Party other than the  Registrant  [ ]

Check the  appropriate  box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive  Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to  ss.240.14a-11(c) or ss.240.14a-12


                               SHOE CARNIVAL, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                               SHOE CARNIVAL, INC.

                 NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1997





         The annual meeting of common shareholders of Shoe Carnival, Inc. will be held at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana, on Wednesday, June 11, 1997, at 10:00 a.m., C.D.T., for the following purposes:

          (1) To elect one Director to serve until the 2000 annual meeting of shareholders and until his successor is elected and has qualified, as set forth in the accompanying Proxy Statement;

          (2) To approve or disapprove the appointment of Deloitte & Touche LLP, as auditors for the Company for fiscal year 1997;

          (3) To approve or disapprove proposed amendments to the Company's 1993 Stock Option and Incentive Plan and to approve the plan, as amended;

          (4) To approve or disapprove a proposed amendment to the Company's Employee Stock Purchase Plan and to approve the plan, as amended; and

          (5) To transact such other business as may properly come before the meeting.



         All common shareholders of record at the close of business on April 25, 1997 will be eligible to vote.



         IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE CANCELED AT YOUR REQUEST.





                            David A. Kapp, Secretary

                       (ANNUAL REPORT CONCURRENTLY MAILED)

                               SHOE CARNIVAL, INC.

                               8233 BAUMGART ROAD

                            EVANSVILLE, INDIANA 47711

                                 PROXY STATEMENT
                      ANNUAL MEETING OF COMMON SHAREHOLDERS

                                  JUNE 11, 1997


       This statement is being furnished to common shareholders on or about May 14, 1997, in connection with a solicitation by the Board of Directors of Shoe Carnival, Inc. (the "Company") of proxies to be voted at the annual meeting of common shareholders to be held at 10:00 a.m., C.D.T., Wednesday, June 11, 1997, at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana, for the purposes set forth in the accompanying Notice.

      At the close of business on April 25, 1997, the record date for the meeting, there were 13,037,211 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of a Director, each common shareholder will have one vote for each share held.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by giving written notice of revocation to the Company, executing a subsequently dated proxy that is delivered to the Company, or attending the annual meeting and voting in person. Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as a Director of the nominee listed under Proposal 1 and for the proposals shown as Proposals 2, 3 and 4. Election of the Director will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposals 2, 3 and 4 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals.
Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither broker non-votes nor abstentions will have any effect on the vote required to approve any of the proposals.

      The Board of Directors knows of no matters, other than those reported below, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

      The cost of this solicitation of proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by Company employees acting without additional compensation.

                              ELECTION OF DIRECTOR

NOMINEES

      The Company currently has five Directors divided into three classes. Two classes contain two Directors each, with the remaining class containing one Director. The term of one class expires each year. Generally, each Director serves until the annual meeting of common shareholders held in the year that is three years after such Director's election and thereafter until such Director's successor is elected and has qualified.

      The shareholders will be asked to elect one Director. The Director whose term expires this year is David H. Russell. Mr. Russell has been nominated by the Board of Directors for reelection as a Director for a term to expire at the 2000 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions therein, to vote such proxy for the election to the Board of Directors of Mr. Russell.

      Unless otherwise indicated in a footnote to the following table, the principal occupation of each Director has been the same for the last five years, and each Director possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by him.

                                                                                                 Shares
                                                                                              Beneficially
                                                  Present                                       Owned on
                                                 Principal                    Director          March 21,        Percent of
            Name          Age                    Occupation                      Since           1997(1)            Class
------------------------  ---     -----------------------------------------   ----------    -----------------   ----------

                                                         NOMINEE FOR DIRECTOR
                         (Nominee for three-year term to expire at the annual meeting of shareholders in 2000)

David H. Russell           52      Vice-Chairman of the Board of the             1988            702,232   (2)      5.4%
                                   Company (3)

                                                    DIRECTORS CONTINUING IN OFFICE
                                     (Term expiring at the annual meeting of shareholders in 1998)

Mark L. Lemond             42      President and Chief Executive                 1988            303,799   (4)      2.3%
                                   Officer of the Company (5)

William E. Bindley         56      Chairman of the Board and                     1993              1,000             *
                                   Chief Executive Officer of
                                   Bindley Western Industries, Inc.
                                   (pharmaceutical wholesale
                                   distribution company) (6)

                                     (Term expiring at the annual meeting of shareholders in 1999)

J. Wayne Weaver            62      Chairman of the Board of the                  1988          4,833,230  (7)       37.1%
                                   Company, Chairman and Chief
                                   Executive Officer of Jacksonville
                                   Jaguars, LTD  (professional football
                                   franchise), and Chairman and Chief
                                   Executive Officer of LC Footwear, Inc.
                                   (footwear distributor)  (8)

Gerald W. Schoor           62      Merchant Banker                               1993              3,000  (9)        *
                                   (self-employed) (10)
----------
*     Less than 1%

(1) Does not include shares subject to options that are not presently exercisable (i.e., within 60 days after March 21, 1997).



                                       -2-




(2) Includes 18,735 shares directly owned by Mr. Russell's spouse, 900 shares held by Mr. Russell as custodian for his minor children, and 33,332 shares issuable upon the exercise of presently exercisable options granted under the Company's 1993 Stock Option and Incentive Plan ("1993 Stock Option Plan").

(3) Prior to September 19, 1996 and for at least the past five years, Mr. Russell served as the President and Chief Executive Officer of the Company.

(4) Includes 1,500 shares directly owned by Mr. Lemond's spouse and 44,999 shares issuable upon the exercise of presently exercisable options granted under the Company's 1993 Stock Option Plan.

(5) Mr. Lemond became the President and Chief Executive Officer of the Company on September 19, 1996. Prior to that time and for at least the past five years, Mr. Lemond served as the Company's Chief Operating Officer and/or Chief Financial Officer.

(6) Mr. Bindley also serves on the Board of Directors of Key Bank, N.A., a commercial bank.

(7) Includes 2,000,000 shares directly owned by Mr. Weaver's spouse and 833,230 shares owned jointly with Mr. Weaver's spouse.

(8) From 1978 until February 2, 1993, Mr. Weaver's principal occupation was as president and chief executive officer of Nine West Group, Inc. ("Nine West"), a designer, developer and marketer of women's footwear.

(9)  Represents 3,000 shares held as co-trustee for the benefit of his spouse.

(10) Prior to January 1997 and for at least the past five years, Mr. Schoor was employed as president of Corporate Finance Associates, St. Louis (financial intermediary) and as executive vice president of National Industrial Services, Inc. (industrial asset management company).

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED ABOVE.


MEETINGS AND COMMITTEES

      During the 1996 fiscal year, the Board of Directors of the Company held four meetings. All of the Directors were present at the meetings.

      The Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Compensation Committee, which met three times during fiscal year 1996, consists of Messrs. Bindley and Schoor. During fiscal year 1996, the Stock Option Committee consisted of Messrs. Bindley, Schoor and Weaver, and it met two times. Currently, the Stock Option Committee consists of Messrs. Bindley and Schoor. The Audit Committee, which met two times during fiscal year 1996, consists of Messrs. Bindley, Schoor and Lemond. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's auditors and reviewing all potential conflict of interest situations, including the Company's relationships with Weaver International Footwear, Inc. and LC Footwear, Inc. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers of the Company. The Stock Option Committee is responsible for administering the Company's 1993 Stock Option Plan and Employee Stock Purchase Plan. The Board of Directors does not have a nominating committee. All of the Directors attended all of the meetings of the committees on which they served during the 1996 fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of Common Stock, to file reports of ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1996 all filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were met.

SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during each of the three most recent fiscal years, to the two individuals who served as the Company's Chief Executive Officer during fiscal 1996, and to each of the Company's four other most highly compensated executive officers (the "Named Executive Officers").


                                                      SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                             Compensation
                                                Annual Compensation (1)         Awards
                                                                              Securities
                                  Fiscal                                      Underlying           All Other
  Name and Principal Position    Year (2)       Salary        Bonus           Options (3)       Compensation (4)
  ---------------------------    --------       ------        -----           -----------       ----------------
Mark L. Lemond,                    1996      $  293,462    $       0            85,000  (5)    $     3,831   (6)
President and Chief Executive      1995         273,077            0            25,000               3,750   (7)
Officer (8)                        1994         247,923       56,860            35,000  (9)          1,938   (10)

J. Wayne Weaver,                   1996      $  300,000    $       0                 0         $         0
Chairman of the Board              1995         311,539            0                 0                   0
                                   1994         300,000            0                 0                   0

David H. Russell,                  1996      $  367,500    $       0            50,000  (11)   $     4,387   (6)
Vice-Chairman of the               1995         382,308            0            25,000               4,266   (7)
Board (12)                         1994         348,296      142,150            50,000  (9)          2,652   (10)

Timothy T. Baker,                  1996      $  145,243    $   5,680            15,000  (11)   $       981   (6)
Senior Vice President--            1995         126,048        2,840             7,500               1,421   (7)
Store Operations                   1994         110,731       13,000            15,000  (9)          1,441   (10)

Roger Sparling,                    1996      $   99,335    $   7,100            10,000  (11)   $     2,434   (6)
Vice President-- Store             1995          98,652        4,290             1,500               2,373   (7)
Planning (13)                      1994          90,008       12,000            10,000  (9)          1,255   (10)

Larry L. Linville,                 1996      $  112,692    $       0             9,000         $     3,391   (6)
Vice President--                   1995         103,846            0             3,000               8,920   (14)
Management Information             1994          30,769            0             3,000               3,638   (14)
Systems (15)

---------------

(1) The column for Other Annual Compensation is not included (as permitted under applicable regulations) because the perquisites and other personal benefits awarded, earned or paid to the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the salary plus bonus for each Named Executive Officer for any of the years listed.
(2) As a result of a change in the Company's fiscal year, the 1995 fiscal year began January 29, 1995 and ended February 3, 1996. All amounts for the Company's 1995 fiscal year reflect that 53 week period.
(3)  All of the amounts  reflect  option  shares.  The Company has never granted
     SARs.
(4) Except as otherwise indicated, all amounts are compensation related to life and disability insurance premiums.
(5) Includes option for 35,000 shares granted on September 19, 1996, to replace option for an identical number of shares granted on February 3, 1994. See "Report of Stock Option Committee on Repricing of Options" and "Ten-Year Option Repricings."
(6) Of the amounts shown, $3,002 for Mr. Lemond, $3,000 for Mr. Russell, $430 for Mr. Baker, $1,987 for Mr. Sparling and $2,331 for Mr. Linville represent the Company's matching contribution under the Company's 401(k) plan.
(7) Of the amounts shown, $2,983 for Mr. Lemond, $2,942 for Mr. Russell, $1,023 for Mr. Baker and $1,973 for Mr. Sparling represent the Company's matching contribution under the Company's 401(k) plan.

                                       -4-




(8) Prior to becoming the Company's President and Chief Executive Officer on September 19, 1996, Mr. Lemond served as the Company's Executive Vice President -- Chief Operating Officer and Chief Financial Officer.
(9) Canceled on September 19, 1996 and replaced by option for an identical number of shares granted on the same date. See "Report of Stock Option Committee on Repricing of Options" and "Ten-Year Option Repricings."
(10) Of the amounts shown, $1,320 for Mr. Lemond, $1,510 for Mr. Russell, $1,089 for Mr. Baker and $898 for Mr. Sparling represent the Company's matching contribution under the Company's 401(k) plan.
(11) Options for shares granted on September 19, 1996, to replace options for an identical number of shares granted on February 3, 1994. See "Report of Stock Option Committee on Repricing of Options" and "Ten-Year Option Repricings."
(12) Mr.Russell served as President and Chief Executive Officer until September 19, 1996, when he was elected Vice-Chairman of the Board.
(13) Mr.Sparling resigned from the Company effective May 1, 1997.
(14) Of the amounts shown, $7,924 and $3,526 for 1995 and 1994, respectively, represent reimbursement for relocation expenses.
(15) Mr. Linville joined the Company in August 1994.


EMPLOYMENT AND NONCOMPETITION AGREEMENTS

      The Company currently has no employment agreements with its executive officers.

      On January 15, 1993, the Company entered into a noncompetition agreement with J. Wayne Weaver. Except for his affiliation with Nine West, so long as Mr. Weaver is an executive officer or Director of the Company he may not engage directly or indirectly through any other company or entity in the retail shoe business without the prior approval of the Company's Audit Committee. The Audit Committee has approved Mr. Weaver's association with LC Footwear, Inc. Effective February 1, 1993, Mr. Weaver became an employee of the Company at an annual salary of $300,000. Although Mr. Weaver will continue to be involved in other business activities and will not devote full time to the Company, he will devote such time to the Company as he deems necessary or appropriate to perform his duties as Chairman of the Board.

COMPENSATION OF DIRECTORS

      During 1996 the Company paid non-officer Directors an annual retainer of $15,000 per year and a fee of $1,000 for each meeting of the Board or a committee thereof attended. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No Director who is an officer or employee of the Company receives compensation for services rendered as a Director.

STOCK OPTIONS

      From August 1989 through February 1992, the Company granted options to purchase an aggregate of 1,500,000 shares of the Company's Common Stock to 14 officers, Directors and key employees of the Company under its 1989 Stock Option Plan. The exercise price for each option was $.18 per share. Effective November 1, 1992, all such options were exercised by the holders. At that time, the Company loaned an aggregate of $632,800 to the 14 officers, Directors and key employees to permit them to pay the taxes due as a result of the stock option exercise. The loans bear interest at the rate of 6% per annum and are payable in four equal annual installments commencing December 31, 1993. The principal amounts of the loans made to the Named Executive Officers in the Summary Compensation Table above were as follows: Mr. Russell--$316,440; Mr. Lemond--$126,580; Mr. Baker--$6,320; and Mr. Sparling--$7,900. As of December 31, 1996, each of Mr. Baker and Mr. Sparling had paid the entire amount of principal and interest due pursuant to his respective loan from the Company. Mr. Russell and Mr. Lemond have paid the first two principal installments relating to their respective loans and Mr. Lemond has paid all interest installments related to his loan. The principal installments due

December 31, 1995 and December 31, 1996 have been extended for two years and one year, respectively, by the Company for all employees who had amounts remaining pursuant to their loans.

      The Company's Board of Directors and shareholders approved the 1993 Stock Option Plan, effective January 15, 1993. The 1993 Stock Option Plan reserves for issuance 900,000 shares of the Company's Common Stock (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock) pursuant to incentive awards granted by the Stock Option Committee of the Board of Directors which administers the 1993 Stock Option Plan. The 1993 Stock Option Plan provides for the grant to officers and other key employees of the Company of incentive awards in the form of stock options or restricted stock. Stock options granted under the plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options"). The Company's Board of Directors has proposed to amend the Company's 1993 Stock Option Plan, and one of the proposed amendments would increase the number of shares reserved for issuance to 1,500,000. See "Approval of the Company's 1993 Stock Option Plan as Proposed to be Amended."

      The following table sets forth information with respect to options granted by the Company under the 1993 Stock Option Plan to the Named Executive Officers during the fiscal year ended February 1, 1997.

                                                   OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants (1)
                        ----------------------------------------------------------

                        Number of        % of Total                                  Potential Realizable Value at Assumed
                        Securities        Options                                         Annual Rates of Stock Price
                        Underlying       Granted to    Exercise or                      Appreciation for Option Term (2)
                         Options        Employees in    Base Price      Expiration   -------------------------------------
       Name             Granted (#)      Fiscal Year     ($/Sh)            Date            5% ($)          10% ($)
---------------        -------------    -------------  ------------    ------------      --------         --------

Mark L. Lemond            85,000 (3)        25.0%           5.375        09/18/06 (4)     287,725          728,875

J. Wayne Weaver              ---             ---              ---             ---           ---              ---

David H. Russell          50,000 (5)        14.7%           5.375        09/18/06 (4)     169,250          428,750

Timothy T. Baker          15,000 (5)         4.4%           5.375        09/18/06 (4)      50,775          128,625

Roger Sparling            10,000 (5)         2.9%           5.375        09/18/06 (4)      33,850           85,750

Larry L. Linville          9,000             2.7%           5.375        09/18/06 (4)      30,465           77,175

---------------

(1) During fiscal 1996, options to purchase an aggregate of 339,500 shares were granted to 81 employees at exercise prices equal to or above the market price on the respective grant dates. Such options have a term of ten years, subject to earlier expiration at or following termination of employment in certain circumstances.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) Of this amount, 35,000 were granted in replacement of options granted in 1994 as part of stock option repricing in September 1996. See "Report of Stock Option Committee on Repricing of Options" and "Ten-Year Option Repricings."
(4) These options become exercisable in thirds on April 1, 1997, April 1, 1998 and April 1, 1999.
(5) Options granted in fiscal 1996 in replacement of options granted in 1994 as part of stock option repricing in September 1996. See "Report of Stock Option Committee on Repricing of Options" and "Ten-Year Option Repricings."

     The following table sets forth information with respect to options held by the Named Executive Officers at the end of the fiscal year ended February 1, 1997. No options were exercised during fiscal 1996 by any of the Named Executive Officers.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                             Number of Securities Underlying
                                                              Unexercised Options at Fiscal       Value of Unexercised In-the-Money
                                                                       Year-End (#)               Options at Fiscal Year-End ($)(1)
                                                           ------------------------------------ ------------------------------------

                           Shares Acquired      Value
           Name              on Exercise       Realized       Exercisable     Unexercisable           Exercisable      Unexercisable
          ------            -------------      --------       -----------     -------------           -----------      -------------

Mark L. Lemond                    0                0               8,333          101,667                2,083               4,167

J. Wayne Weaver                   0                0                   0                0                    0                   0

David H. Russell                  0                0               8,333           66,667                2,083               4,167

Timothy T. Baker                  0                0              11,500           20,000                  625               1,250

Roger Sparling                    0                0               9,500           11,000                  125                 250

Larry L. Linville                 0                0               2,000           13,000                  250                 500

---------------

(1)    The closing price for the Company's Common Stock as reported by The Nasdaq Stock Market on January 31, 1997 was
       $5.00.



                           TEN-YEAR OPTION REPRICINGS

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since March 16, 1993, the date of the Company's initial public offering.


                                                                                                                     Length of
                                                             Number of                                             Original Option
                                                            Securities    Market Price     Exercise               Term Remaining
                                                            Underlying    of Stock at      Price at                 at Date of
                                                             Options        Time of        Time of       New       Repricing or
                                              Date of      Repriced or    Repricing or   Repricing or  Exercise      Amendment
             Name and Position               Repricing       Amended (#)    Amendment      Amendment     Price    (# of Months) (1)
             -----------------             ------------    --------------  ------------   -----------   ---------  -------------

Mark L. Lemond,                               09/19/96        35,000           $5.375        $12.375      $5.375        89
President and Chief Executive Officer

David H. Russell,                             09/19/96        50,000            5.375         12.375       5.375        89
Vice-Chairman of the Board

Timothy T. Baker,                             09/19/96        15,000            5.375         12.375       5.375        89
Senior Vice President -- Store Operations

Roger Sparling,                               09/19/96        10,000            5.375         12.375       5.375        89
Vice President -- Store Planning

W. Kerry Jackson,                             09/19/96         7,500            5.375         12.375       5.375        89
Vice President -- Chief Financial Officer and
Treasurer

David A. Kapp,                                09/19/96         7,500            5.375         12.375       5.375        89
Vice President -- Inventory Controller and
Secretary

---------------

(1) The replacement options are exercisable one-third on April 1, 1997, one-third on April 1, 1998 and one-third on April 1, 1999. Optionees forfeited any accrued vesting on their canceled options.

COMPENSATION REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES

      Executive Compensation Policy. In evaluating the performance of the Company, the Compensation Committee focuses primarily on attained increases in store growth, sales, operating income and net earnings as compared to the Company's internal financial plan for the year approved by the Board of Directors. In making compensation decisions, the Compensation Committee also reviews executive compensation practices within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

      The Company designs compensation programs to attract, retain and motivate the finest talent possible for all levels of the organization. In addition, the programs are designed to treat all employees fairly, to be cost-effective and to assure that all compensation will continue to be tax deductible. To that end, all programs, including those for executive officers, have the following characteristics.

       - Compensation is based on the level of job responsibility, the individual's level of performance and Company performance. Members of management have a greater portion of their pay based on Company performance than do non-management employees.

       - Compensation also takes into consideration the value of the job in the marketplace. To retain its highly skilled work force, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

       - The Company's 1993 Stock Option Plan is intended to provide a long-term incentive for executives and other key employees to maximize growth and profitability to create shareholder value.

       The basic components of executive compensation, including that of the Chief Executive Officer, consist of salary, bonus, stock options and participation in the Company's 401(k) Savings Plan and Executive Medical Plan. The Company does not currently provide for a deferred compensation plan or any defined benefit pension plan.

       Cash Compensation. The Compensation Committee reviews and approves salaries for the Chief Executive Officer and other executive officers on an annual basis or at other times as necessary to accommodate the hiring of new employees, promotions or other considerations. Recommended base salaries are reviewed and set based on a number of factors, including job responsibilities, individual industry experience, individual performance, Company performance, industry data for comparable positions and recommendations by senior executive officers. No predetermined weight is given to any of the above factors.

       Salary increases for the Company's executive officers have averaged approximately 7% annually for the past three years. Certain executive officers have received greater salary increases corresponding to expanded responsibilities as a result of the continued growth of the Company.

       A portion of the cash compensation of executive officers and most other salaried employees consists of bonus payments. Under the Company's Executive Incentive Compensation Plan, most salaried employees, including all executive officers, are eligible to receive a cash bonus equal to a specified percentage of the participant's base salary if certain financial objectives are met. The financial objectives for executive officers relate to the attainment of sales and operating income goals established in advance by the Company's management and approved by its Board of Directors. The Company's financial objectives for 1996 were not met and no bonuses were paid to the Named Executive Officers under this quantitative plan for fiscal 1996. The determination of the Compensation Committee to award discretionary cash bonuses (i.e., bonuses not pursuant to the Incentive Compensation Plan) is based upon the objective and subjective assessment of individual achievements and the evaluations and recommendations of the Company's Chairman. Additionally, consideration is given to each individual's aggregate cash compensation relative to the individual's position and job requirements and the individual's impact on the Company's performance over a number of years. In fiscal 1996, discretionary bonuses were awarded to certain executive officers.

       Stock Options. The Company considers equity compensation, in the form of stock options, to be an important element in the overall compensation of its executive officers and other key employees. The grant of stock options continues the Company's practice of increasing management's equity ownership in order to ensure that the interests of management remain closely aligned with those of the Company's shareholders. Stock options also create an incentive for the Company's key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are forfeited immediately if the employee is terminated for cause or voluntarily terminates his employment (other than by reason of death, disability or retirement) or within three months if employment is terminated for any other reason except death, disability or retirement.

       Options are granted pursuant to the Company's 1993 Stock Option Plan at the discretion of the Company's Stock Option Committee. The Stock Option Committee relies in large part on the recommendation of the Chairman in determining the number of option shares to be granted to executive officers, based upon the Chairman's assessment of individual performance and the Company's performance. With the exception of new employees, options are typically granted on an annual basis. In addition to other key employees, all executive officers other than the Chairman were granted options in September 1996 with an exercise price equal to the market price on the grant date. Certain of such grants were options to replace options granted in 1994, whereas other grants were for new and separate options. See "Stock Options - Option Grants in Last Fiscal Year" and "Ten-Year Option Repricings."

       Chief Executive Officer Compensation. The Chief Executive Officer's total compensation is based upon the same factors as the compensation of other executive officers, including his individual performance and the Company's short-term and long-term performance, as measured principally by increases in store growth, sales, operating income and net earnings. In addition, the Compensation Committee reviews the level of chief executives' compensation within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

       Mr. Russell served as the Company's President and Chief Executive Officer until September 19, 1996, when he was elected as the Vice-Chairman of the Board of the Company. In establishing Mr. Russell's cash compensation for 1996, the Compensation Committee considered the Company's net loss incurred in fiscal 1995 and determined that no increase to Mr. Russell's base salary of $367,500 was merited. No cash bonus was awarded to Mr. Russell in 1996. An option to purchase 50,000 shares of Common Stock was granted to Mr. Russell on September 19, 1996, in replacement of an option for the same number of shares granted on February 3, 1994, to provide him with further incentive to assist in increasing the value of the Common Stock in the future.

       Mr. Lemond was elected the President and Chief Executive Officer of the Company on September 19, 1996. In establishing Mr. Lemond's cash compensation for 1996 as Executive Vice President -Chief Operating Officer and Chief Financial Officer, the Compensation Committee considered the Company's net loss incurred in fiscal 1995 and determined that no increase to Mr. Lemond's base salary was merited. When Mr. Lemond was elected to the offices of President and Chief Executive Officer in September 1996, the Compensation Committee increased his base salary from $262,500 to $350,000, based on the factors noted above. No cash bonus was awarded to Mr. Lemond in 1996. Mr. Lemond was granted an option to purchase 85,000 shares of Common Stock on September 19, 1996, of which 35,000 shares were in replacement of an option for the same number of shares granted on February 3, 1994.

       Compensation Committee                           Stock Option Committee

         William E. Bindley                               J. Wayne Weaver
         Gerald W. Schoor                                 William E. Bindley
                                                          Gerald W. Schoor

REPORT OF STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS

       In September 1996, the Stock Option Committee considered the options held by the Company's executive officers and employees and the fact that the decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Company's 1993 Stock Option Plan having exercise prices above the recent historical trading prices for the Common Stock. The Stock Option Committee believed (1) that the Company's success in the future will depend in large part on its ability to retain a number of its executive officers and employees, (2) that competition for such personnel is intense, (3) that the loss of key employees could have significant adverse impact on the Company's business, and (4) that it is important to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its shareholders. The Stock Option Committee believed that, due to the discrepancy between the exercise price of the options and recent trading prices of the Common Stock, the current options held by optionees provided little equity incentive. The Stock Option Committee considered granting new options to these executive officers and employees, but recognized that the size of the option grants required to offset the decline at market price would result in dilution to shareholders and would reduce the number of shares available for future grants. The Stock Option Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentive to employees because of the increased potential for appreciation and that it could require restarted vesting in exchanged options, so that optionees participating in the exchange would have incentives to remain with the Company. On balance, considering all of these factors, the Stock Option Committee determined it to be in the best interests of the Company and its shareholders to restore the incentive for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by granting replacement stock options under its 1993 Stock Option Plan for certain of those options with exercise prices above recent trading prices, at the optionee's option, and with restarted vesting.

       Accordingly, in September 1996, the Stock Option Committee approved an offer to 54 employees of the Company, including executive officers, to exchange outstanding options with exercise prices above the then current trading price for the same number of options with an exercise price equal to the current trading price, with vesting commencing on the date of the grant. All exchanged options will terminate no later than 10 years from the date of the grant.
Accordingly, optionees who participated in the exchange received a lower exercise price in exchange for their forfeiture of any accrued vesting on their exchanged options. Options for 227,500 shares with exercise prices ranging from $7.00 to $14.50 have been exchanged for options for an equal number of shares at an exercise price of $5.375, the closing price of the Company's stock on September 19, 1996. See "Ten-Year Option Repricings" for further information concerning the repricing.

                             Stock Option Committee

                               J. Wayne Weaver
                               William E. Bindley
                               Gerald W. Schoor

PERFORMANCE GRAPH

       The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Market Index and the Nasdaq Index for Retail Trade Stocks for the period from March 15, 1993 through January 31, 1997. The Company's Common Stock commenced trading on The Nasdaq Stock Market on March 16, 1993.

                                       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
                                     NASDAQ MARKET INDEX AND NASDAQ INDEX FOR RETAIL TRADE STOCKS
------------------------------------------------------------------------------------------------------------------------------------
                                       MARCH 15, 1993    DECEMBER 31, 1993  DECEMBER 30, 1994  FEBRUARY 2, 1996   JANUARY 31, 1997
------------------------------------------------------------------------------------------------------------------------------------
The Nasdaq Stock Market (U.S.)               100                112                109                156                204
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Retail Trade Stocks                   100                109                 99                108                133
------------------------------------------------------------------------------------------------------------------------------------
Shoe Carnival, Inc.                          100                138                 55                 39                 58
------------------------------------------------------------------------------------------------------------------------------------



[PERFORMANCE GRAPH APPEARS HERE]

























       Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this proxy statement, in whole or in part), the Compensation Report of the Compensation and Stock Option Committees, the Performance Graph, and the Report of the Stock Option Committee on Repricing of Options shall not be incorporated by reference in any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During fiscal 1996, the Compensation Committee consisted of Messrs. Bindley and Schoor. Neither of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

CERTAIN TRANSACTIONS

       Weaver International Footwear, Inc. ("Weaver International"), a corporation owned and operated by Bradley W. Weaver, the son of Mr. Weaver and the owner of 4.8% of the outstanding shares of the Company's Common Stock, serves as one of the Company's import agents. Weaver International has represented the Company on a commission basis in dealings with shoe factories in mainland China (and previously Brazil), where most of the Company's private label shoes are manufactured. As an agent for the Company, Weaver International visits shoe manufacturers, collects shoe samples, submits these samples to the Company and advises the Company of market conditions and availability of merchandise. Weaver International also helps select leather, assists in detailing and quality control and coordinates the production and delivery schedule of a portion of the Company's private label merchandise. The Company pays Weaver International 10% of the gross purchase price of shoes bought through that company. In 1996, the Company paid Weaver International approximately $915,000 in commissions. Management of the Company believes that the arrangement with Weaver International is on terms that are not less favorable to the Company than could be obtained from unrelated parties.

       Mr. Weaver is the Chairman of the Board, Chief Executive Officer and a principal shareholder of LC Footwear, Inc. The Company purchases women's footwear from LC Footwear, Inc. in the ordinary course of business. During 1996, the Company purchased approximately $258,000 of merchandise from LC Footwear, Inc. Management of the Company believes that purchases from LC Footwear, Inc. are on terms that are not less favorable to the Company than could be obtained from unrelated third parties for comparable merchandise.

       On November 1, 1992, the Company made loans bearing interest at the rate of 6% per annum to certain officers, Directors and key employees in connection with their exercise of stock options. See "Stock Options." During fiscal year 1996 the largest amount outstanding in connection with such loan to Mr. Russell was $168,504, which was also the amount outstanding at fiscal year end. As of April 15, 1997, the amount outstanding pursuant to Mr. Russell's loan was $169,691. With respect to the loan to Mr. Lemond, the largest amount outstanding during fiscal 1996 was $67,087. At fiscal year end and April 15, 1997, the amounts outstanding pursuant to Mr. Lemond's loan were $63,606 and $64,081, respectively. All of the foregoing amounts include accrued but unpaid interest at such time.


                             APPOINTMENT OF AUDITORS

       The appointment of Deloitte & Touche LLP as auditors for the Company for fiscal year 1997 is recommended by the Board of Directors and will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR 1997.

                APPROVAL OF THE COMPANY'S 1993 STOCK OPTION PLAN
                            AS PROPOSED TO BE AMENDED

       On April 11, 1997, the Board of Directors of the Company adopted amendments to the Company's 1993 Stock Option Plan, and directed that the 1993 Stock Option Plan as amended be submitted to the shareholders of the Company for consideration and approval at the 1997 annual meeting. The proposed amendments to the 1993 Stock Option Plan would: (i) restate Section 3 to provide that the members of the Stock Option Committee meet certain criteria in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) amend Section 5 to increase the number of shares of the Company's Common Stock subject to issuance under the plan from 900,000 to 1,500,000; and (iii) amend Section 5 to establish the number of shares that any one participant may receive as 300,000 during any calendar year of the plan, rather than 300,000 shares during the entire term of the plan.

       The following is a summary of the principal features of the 1993 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the 1993 Stock Option Plan, as proposed to be amended, as set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the 1993 Stock Option Plan as set forth in Appendix A.

PURPOSE

       The purpose of the 1993 Stock Option Plan is and has been to promote the long-term interests of the Company and its shareholders by providing a means of attracting and retaining officers and key employees of the Company. The Company believes that employees who own shares of the Company's Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

ADMINISTRATION OF THE 1993 STOCK OPTION PLAN

       The 1993 Stock Option Plan is administered by the Stock Option Committee which, pursuant to the present version of the 1993 Stock Option Plan, is to consist of at least three Board members who are "disinterested persons" under Rule 16b-3 under the Exchange Act. However, as a result of changes to Rule 16b-3, the proposed amendment provides that the Stock Option Committee would consist of at least two Board members who qualify as "non-employee directors" under Rule 16b-3 under the Exchange Act and as "outside directors" under section 162(m) of the Code. Subject to the terms of the 1993 Stock Option Plan, the Stock Option Committee has the sole discretion to determine and designate those officers and key employees who are to be granted awards; to designate the number of shares to be covered by each award; to establish vesting schedules; subject to certain restrictions, to specify all other terms of the awards; and to construe and interpret the 1993 Stock Option Plan.

ELIGIBLE PERSONS

       Recipients of incentive awards under the 1993 Stock Option Plan must be, or have been at the time of grant, officers or key employees (as determined by the Stock Option Committee). The Company presently has approximately 128 officers and employees who fall within the category of key employees and may be considered for incentive awards under the 1993 Stock Option Plan. No awards may be granted under the 1993 Stock Option Plan to directors who are not also employees of the Company.

SHARES SUBJECT TO THE 1993 STOCK OPTION PLAN

       The number of shares currently subject to the 1993 Stock Option Plan is 900,000. Under the proposed amendment, 1,500,000 shares would be subject to the 1993 Stock Option Plan. The number of shares subject to the 1993 Stock Option Plan is subject to antidilution adjustments.

       The number of shares covered by an award under the 1993 Stock Option Plan reduces the number of shares available for future awards under the 1993 Stock Option Plan. However, if any stock option expires, terminates, or is surrendered or canceled without having been exercised in full, or if any restricted shares are forfeited to the Company (along with any cash dividends paid on such shares), then the number of shares then subject to such awards is added back to the number of remaining available shares under the 1993 Stock Option Plan.

       Currently, no individual participant in the 1993 Stock Option Plan may receive awards that aggregate more than 300,000 shares. Under the proposed amendment, awards of up to 300,000 shares may be granted to any individual during any calendar year of the 1993 Stock Option Plan.

       As of February 1, 1997, options to purchase 643,925 shares were outstanding under the 1993 Stock Option Plan.

       The closing sale price of the Company's Common Stock on April 14, 1997, as quoted on The Nasdaq Stock Market and reported in The Wall Street Journal, was $6.00 per share.

GRANT OF STOCK OPTIONS

       With respect to the stock options under the 1993 Stock Option Plan that are intended to qualify as "incentive stock options" under section 422 of the Code, the option price must be at least 100% (or, in the case of a holder of more than 10% of the Company's voting stock, 110%) of the fair market value of a share of Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000.

       The Stock Option Committee establishes the exercise price of options that do not qualify as incentive stock options ("nonqualified stock options") at the time the options are granted.

       The 1993 Stock Option Plan provides that the Stock Option Committee may, as a condition of granting any stock option, require the grantee to surrender for cancellation one or more stock options previously granted under the 1993 Stock Option Plan. This authority enables the Stock Option Committee to substitute options at a lower price in periods when the market price of the Common Stock declines. See "Report of Stock Option Committee on Repricing of Options" and "Ten-Year Option Repricings."

       During the time that the 1993 Stock Option Plan has been in effect, the Named Executive Officers have received options for an aggregate number of shares of stock as follows: Mr. Lemond--145,000; Mr. Weaver--0; Mr. Russell--125,000; Mr. Baker--46,500; Mr. Sparling--30,500; and Mr. Linville--15,000. All current executive officers as a group have been granted options under the 1993 Stock Option Plan to purchase 377,550 shares. Additionally, options totaling 629,575 shares have been received by all employees of the Company as a group, other than executive officers, pursuant to the 1993 Stock Option Plan. The preceding numbers represent all option grants pursuant to the 1993 Stock Option Plan up to February 1, 1997, including those options which have been canceled.

EXERCISE OF STOCK OPTIONS

       No incentive stock option granted under the 1993 Stock Option Plan may be exercised more than ten years (or, in the case of a holder of more than 10% of the Company's voting stock, five years) or such shorter period as the Stock Option Committee may determine from the date it is granted. Nonqualified stock options may be exercised during such period as the Stock Option Committee determines at the time of grant.

         If a grantee's employment with the Company is terminated for cause, or voluntarily by the employee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination. If a grantee's employment is terminated because of death, disability or retirement, vested options may be exercised during their remaining term. If a grantee's employment is terminated for any other reason, the grantee has three months after termination to exercise the options. The Stock Option Committee may, in its sole discretion, change or extend the period of exercisability for any option.

       Stock options granted under the 1993 Stock Option Plan become exercisable in one or more installments in the manner and at the time or times specified by the Stock Option Committee at the time of grant. The Stock Option Committee may accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Stock Option Committee may deem appropriate.

RESTRICTED STOCK

       The Stock Option Committee may grant awards of restricted stock, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Stock Option Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

       While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 1993 Stock Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of an award of restricted stock ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. It is also expected that a specified percentage of the restricted stock will become free of the forfeiture provisions and transfer restrictions on each anniversary of the date of grant of the restricted stock award.

PAYMENT FOR SHARES; LOANS BY THE COMPANY

       The Stock Option Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of shares of Common Stock valued at the then fair market value, or by any other means which the Stock Option Committee determines to be appropriate.

       The 1993 Stock Option Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts: (1) with respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or (2) with respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock. Loans made under the terms of the 1993 Stock Option Plan bear interest at such rates as may be established by the Stock Option Committee. With the consent of the Stock Option Committee, loans may be repaid in shares of Common Stock at their then fair market value. Loans may, but are not required to, be secured by shares of Common Stock.

ADJUSTMENTS IN AWARDS

       In the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of stock, merger, consolidation or any change in the corporate structure of the Company affecting shares of Common Stock, the Stock Option Committee shall adjust the number and class of shares which may be delivered under the 1993 Stock Option Plan, and the number and class of shares subject to outstanding awards, in such manner as the Stock Option Committee shall determine.

CHANGE IN CONTROL

       In general, if the employment of a recipient of restricted shares is involuntarily terminated within 18 months following a "change in control" (as defined in the 1993 Stock Option Plan) of the Company, the forfeiture provisions and transfer restrictions applicable to such shares lapse. In addition, in the event of a tender offer or exchange offer for Common Stock or upon the occurrence of certain other events, all options granted under the 1993 Stock Option Plan shall become exercisable in full, unless otherwise provided by the Stock Option Committee.

NONTRANSFERABILITY OF AWARDS

       Except as otherwise determined by the Stock Option Committee, awards granted under the 1993 Stock Option Plan may not be assigned, encumbered or transferred other than by will or by the applicable laws of descent and distribution.

AMENDMENT AND TERMINATION OF THE 1993 STOCK OPTION PLAN

       The Board of Directors may at any time terminate or amend the 1993 Stock Option Plan; however, shareholder approval shall be obtained to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, section 422 of the Code, or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's Common Stock is listed or quoted.

FEDERAL INCOME TAX CONSEQUENCES

       The following is a brief summary of the principal federal income tax consequences of awards under the 1993 Stock Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect.
The summary is not intended to be exhaustive.

       Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 1993 Stock Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under section 162(m). The Plan has been designed to permit the Stock Option Committee to grant awards which qualify for deductibility under section 162(m).

       Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee. Any appreciation in value after the time of exercise will be taxable to the employee as capital gain and will not result in a deduction by the Company.

       Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

       An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

       Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed. If the Company complies with applicable withholding requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the employee. Such deduction would be available in the year in which the income is taxable to the employee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee's holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Company) with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions related thereto would constitute ordinary income to the employee and the Company would be entitled to a deduction at the same time and in the same amount.

       Pursuant to the provisions of section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the participant as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1993 STOCK OPTION PLAN, AS PROPOSED TO BE AMENDED.

                    APPROVAL OF THE COMPANY'S EMPLOYEE STOCK
                     PURCHASE PLAN AS PROPOSED TO BE AMENDED

       On February 9, 1995, the Board of Directors of the Company, subject to shareholder approval, adopted the Shoe Carnival, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The shareholders of the Company approved the Purchase Plan at the 1995 annual meeting, and the Purchase Plan became effective October 1, 1995. On April 11, 1997, the Board of Directors adopted an amendment to the Purchase Plan and directed that the Purchase Plan as amended be submitted to the shareholders of the Company for consideration and approval at the 1997 annual meeting. The proposed amendment to the Purchase Plan would amend Section 5 to allow officers of the Company to participate in the Purchase Plan. The entire text of the Purchase Plan, as proposed to be amended, is attached hereto as Appendix B.

       The principal features of the Purchase Plan are summarized below. The summary is qualified by reference to the complete text of the Purchase Plan, as proposed to be amended, as set forth as Appendix B to this Proxy Statement. Shareholders are urged to read the actual text of the Purchase Plan as set forth in Appendix B.

GENERAL

       The purpose of the Purchase Plan is to further the long-term stability and financial success of the Company by providing a method for employees to increase their ownership in the Company's Common Stock. The Purchase Plan is intended to qualify under section 423 of the Code. The Purchase Plan reserves 300,000 shares of Common Stock for issuance and sale under the Purchase Plan. Unless sooner terminated by the Board of Directors, the Purchase Plan will terminate when participants become entitled to purchase a number of shares greater than the remaining number of reserved shares.

ELIGIBILITY

       The present version of the Purchase Plan provides that all employees of the Company are eligible to participate in the Purchase Plan, other than employees (a) who have not been employed for more than one year at the beginning of that calendar year, and (b) any executive officer, Director or more than 10% shareholder of the Company. Due to changes to Rule 16b-3 of the Exchange Act, the proposed amendment to the Purchase Plan would provide that all employees of the Company (including officers) are eligible to participate in the Purchase Plan, except for those employees who have not been employed for more than one year at the beginning of that calendar year. The Company presently has approximately 1,700 employees.

ADMINISTRATION

       The Purchase Plan is administered by the Stock Option Committee, unless the Board of Directors appoints another committee. The Stock Option Committee has the authority to take all actions necessary to implement the Purchase Plan, to interpret the Purchase Plan and to make all determinations relating to the Purchase Plan.

OPERATION OF PURCHASE PLAN

       An employee may elect to become a participant on any entry date occurring on or after the date he first becomes eligible to participate in the Purchase Plan. To begin participation as of an entry date, an eligible employee must file an enrollment form with the Company at least 14 days before such entry date. Entry dates are April 1 and October 1 of each year.

       A participant in the Purchase Plan may authorize payroll deductions of a maximum of 15% and a minimum of 1% of compensation, up to a maximum annual deduction of $5,000. The amounts so deducted and contributed are applied to the purchase of full and fractional shares of Common Stock on the first business day of each calendar quarter at 85% of the fair market value of such shares on the last business day of the immediately preceding calendar quarter. Shares will be purchased by the Purchase Plan's servicing agent (the "Agent") for participating employees. The fair market value of shares purchased under the Purchase Plan for a participant in any calendar year cannot exceed $25,000. In addition, once a participant owns (or is considered as owning within the meaning of Code section 424(d) and treating any outstanding options as exercised) stock possessing 5% or more of the voting power of the Company, he will not be able to purchase any more stock under the Purchase Plan.

       Shares purchased under the Purchase Plan will be held by the Agent in separate accounts for each participant. Dividends paid on shares held in such accounts will be used to purchase additional shares.

       It is contemplated the shares required for the Purchase Plan will be purchased from the Company, but, if the Stock Option Committee deems it to be appropriate, the Agent may be directed to make purchases of shares on the open market or in private transactions, in which case the Company will make up the difference between the open market or private transaction purchase price and the price at which the shares will be purchased for participants.

       Participants may increase or decrease their payroll deductions, effective as of the first day of the next calendar quarter, by filing a new enrollment form. A participant may elect to terminate his payroll deductions and receive a refund of amounts not yet used to purchase shares, if he submits that election during the first 2 1/2 months of a calendar quarter. A participant may also withdraw all invested assets in his account at any time, upon 14 days' notice. If a participant withdraws assets, any contributions not yet used to purchase shares will be refunded, and he may elect (a) to have his shares sold and the proceeds, less selling expenses, remitted to him or (b) to have a certificate for the full shares credited to his account forwarded to him, along with the proceeds, less selling expenses, from the sale of any fractional shares in his account. A participant who elects to terminate or withdraws his account assets may not participate in the Purchase Plan again until the second entry date following such termination or withdrawal.

       In the event of retirement or termination of employment, any contributions which have not yet been used to purchase shares will be refunded, and the participant may elect (a) to receive a certificate for the full shares in his account and the proceeds, less selling expenses, from the sale of any fractional shares in his account or (b) to have his shares sold and the proceeds, less selling expenses, remitted to him. In the event of a participant's death, any contributions which have not yet been used to purchase shares will be delivered to his beneficiary which is designated in writing and filed with the Company or, if no beneficiary has been designated or survives the participant, to his estate, and the beneficiary or estate, as the case may be, may elect (a) to receive a certificate for the whole shares in the deceased participant's account and the proceeds, less selling expenses, from the sale of any fractional shares in the account or (b) to have the deceased participant's shares sold and receive the proceeds, less selling expenses.

ADJUSTMENTS IN AWARDS

       In the event of a stock dividend, stock split, combination of shares, recapitalization, merger or other change in the Company's Common Stock, the Stock Option Committee may adjust the number and kind of shares subject to the Purchase Plan, the number of shares which may be delivered under the Purchase Plan, the selling price and other relevant provisions, which determination shall be binding on all persons.

FURTHER AMENDMENTS TO THE PURCHASE PLAN

       The Board of Directors may at any time, or from time to time, amend the Purchase Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would increase the number of shares of Common Stock that may be issued under the Purchase Plan, or change the designation of any company whose employees are eligible for participation in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

       The Purchase Plan is intended to qualify as an employee stock purchase plan under section 423 of the Code. Participants will be taxed on amounts withheld for the purchase of Common Stock as if such amounts were actually received. Participants will not recognize income upon the purchase of Common Stock under the Purchase Plan, but will recognize income upon the disposition of such shares and on any shares held at death. The amount and nature of income recognized upon disposition of the Common Stock will depend upon the holding period of the purchased shares.

       If Common Stock is disposed of more than two years after the granting of the option to purchase such shares and at least one year after such shares are transferred to the participant, or if the participant holds Common Stock at the time of his or her death, the participant will recognize ordinary income in an amount equal to the lesser of: (a) the excess of the fair market value of the Common Stock at the time of such disposition or death over the purchase price of such shares, or (b) the excess of the fair market value of the Common Stock at the time the option was granted over the purchase price of such shares. Any further gain will be taxed as a long-term capital gain. Long-term capital gains currently are subject to lower tax rates than ordinary income. At the present time, the maximum federal income tax rate for net long-term capital gains over net short-term capital losses is 28% while the maximum ordinary income rate is effectively 39.6%.

       If the Common Stock is sold or disposed of within two years after the granting of the option to purchase such shares or within one year after such shares are transferred to the participant (a "disqualifying disposition"), then the excess of the fair market value of the Common Stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. If the Common Stock is disposed of pursuant to a disqualifying disposition for less than its fair market value on the purchase date, the participant must still recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the purchase date over the purchase price, and recognize a capital loss in an amount equal to the difference between the sale price of the Common Stock over its fair market value on the purchase date. Capital gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

       The Company is generally not entitled to a deduction with respect to purchases of Common Stock under the Purchase Plan, unless an employee disposes of the Common Stock in a disqualifying disposition. The Company is entitled to a deduction in computing its federal income taxes for the year of a disqualifying disposition in an amount equal to any amount taxable to the employee as ordinary income.

       This summary of federal income tax consequences does not purport to be complete. Reference should be made to applicable provisions of the Code. In addition, there may also be state and local income tax consequences applicable to transactions contemplated by the Purchase Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PURCHASE PLAN, AS PROPOSED TO BE AMENDED.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 21, 1997, certain information with respect to beneficial ownership of the Company's Common Stock by each person (or group of affiliated persons) who is known by management to own beneficially more than 5% of the Common Stock, by each Named Executive Officer who is not a Director, and by all Directors and current executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                        NUMBER OF SHARES             PERCENT OF
                NAME                    BENEFICIALLY OWNED              CLASS
               ------                   ------------------           ----------


J. Wayne Weaver (1).................       4,833,230    (2)              37.1%

Delores B. Weaver (1)...............       4,833,230    (3)              37.1%

David H. Russell (4)..... ..........         702,232    (5)               5.4%

Timothy T. Baker....................          30,380    (6)                  *

Roger Sparling......................          23,933    (7)                  *

Larry L. Linville...................           7,000    (8)                  *

McDonald & Co. Securities
800 Superior Avenue
Cleveland, OH  44114**................       766,329    (9)               5.9%

All current executive officers
 and Directors as a group
 (10 persons)........................      5,917,391   (10)              45.0%


----------

*    Less than 1%
**   Information  is based  solely on reports  filed by such  shareholder  under
     Section 13(d) or Section 13(g) of the Exchange Act.

(1) J. Wayne Weaver and Delores B. Weaver are husband and wife. Their address is 8233 Baumgart Road, Evansville, Indiana 47711.
(2) Includes 2,000,000 shares directly owned by Mr. Weaver's spouse, Delores B. Weaver, and 833,230 shares owned jointly with his spouse.
(3) Includes 2,000,000 shares directly owned by Mrs. Weaver's spouse, J. Wayne Weaver, and 833,230 shares owned jointly with her spouse.
(4) The address of this shareholder is 8233 Baumgart Road, Evansville, Indiana 47711.
(5) Includes 18,735 shares directly owned by Mr. Russell's spouse, 900 shares held by Mr. Russell as custodian for his minor children, and 33,332 shares issuable upon the exercise of options.
(6)  Includes 19,000 shares issuable upon the exercise of options.
(7) Includes 300 shares held jointly with two of Mr. Sparling's children, 300 shares held jointly with his niece and nephews and 13,333 shares issuable upon the exercise of options.
(8) Includes 1,000 shares owned jointly with Mr. Linville's spouse and 6,000 shares issuable upon the exercise of options.
(9) The shareholder is a registered broker dealer and has sole voting power and sole dispositive power with respect to 8,729 of such shares.
(10) Includes 123,381 shares issuable upon the exercise of options.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

       The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 1998 Annual Meeting of Common Shareholders is January 14, 1998.

                               SHOE CARNIVAL, INC.
                      1993 STOCK OPTION AND INCENTIVE PLAN
                       (AS PROPOSED TO BE AMENDED IN 1997)


     1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

     2. DEFINITIONS. The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent  corporation" or "subsidiary  corporation"
of  the  Company  as  such  terms  are  defined  in  Section   424(e)  and  (f),
respectively, of the Code.

     "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

     "Board" -- means the Board of Directors of the Company.

     "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Company.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Company" -- means Shoe Carnival, Inc., an Indiana corporation.

     "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

     "Employee" -- means any person, including an officer or director, who is employed by the Company or any Affiliate.

     "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.


                                   Appendix A

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

     "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, of, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

     "Option"  -- means an  Incentive  Stock  Option  or a  Non-Qualified  Stock
Option.

     "Participant" -- means any officer or key employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this 1993 Stock Option and Incentive Plan of the Company.

     "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 9 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 9 hereof, so long as such restrictions are in effect.

     "Securities Act" -- means the Securities Act of 1933, as amended.

     "Shares" -- means the Common Stock, no par value, of the Company.

     3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the

Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

     4. PARTICIPANTS. The Committee may select from time to time Participants in the Plan from those officers and key employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates; provided, however, that no Awards shall be granted under the Plan to any individual who, at the time such Award is granted, beneficially owns stock possessing 20% of the total combined voting power of all classes of capital stock of the Company or any Affiliate.

     5.  SHARES  SUBJECT TO PLAN.  Subject to  adjustment  by the  operation  of
Section 10 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,500,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     6. GENERAL TERMS AND CONDITIONS OF OPTIONS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and
(iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

     7. EXERCISE OF OPTIONS.

        (a) Except as provided in Section 13, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

        (b) To exercise an Option under the Plan, the Participant shall give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a Market Value on the date of exercise equal to the applicable Exercise Price, or (B) a combination of cash and such Shares.

        (c) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Option of such Participant shall expire immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, disability or retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph
     (c) of this Section 7, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three (3) months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

        (d) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

        (e) Notwithstanding the provisions of the foregoing paragraphs of this Section 7, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

     8. INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and
(iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

     9. TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 9.

     (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 9 and Section 10 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

     (b) Except as provided in Section 12 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

     (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1993 Stock Option and Incentive Plan of Shoe Carnival, Inc., and an Agreement entered into between the registered owner and Shoe Carnival, Inc. Copies of such Plan and Agreement are on file in the office of the Secretary of Shoe Carnival, Inc."

     (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award, and to such other matters as the Committee shall in its sole discretion determine.

     (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 9 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 9, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence.

     (f) At the expiration of the restrictions  imposed by paragraph (a) of this
Section 9, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 9 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 9 and the

Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 9.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

     11. EFFECT OF REORGANIZATION. Awards will be affected by a Reorganization as follows:

         (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 8, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

         (b) If the Reorganization is a merger or consolidation, other than a Change in Control subject to Section 12 of this Agreement, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 9(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

     The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

     12. EFFECT OF CHANGE OF CONTROL. If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within eighteen months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 9 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if the event specified in clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall (except as otherwise provided in Section 8) become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option shall be exercisable by a director or officer of the Company within six months of the date of grant of such Option and no Option which has previously been exercised or otherwise terminated shall become exercisable.

     13. ASSIGNMENTS AND TRANSFERS. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     14. EMPLOYEE RIGHTS UNDER THE PLAN. No officer, employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

     15. DELIVERY AND REGISTRATION OF STOCK. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

     16. WITHHOLDING TAX. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

      Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company shall, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

     17. LOANS.

         (a) The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

         (b) No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

         (c) No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or

     (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

         (d) Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

         (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

         (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

     18. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Common Stock is listed or quoted) shareholder approval of any Plan Amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

     19. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years from the date of adoption unless sooner terminated under Section 18 hereof.

                               SHOE CARNIVAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                       (AS PROPOSED TO BE AMENDED IN 1997)


     SECTION 1. DESIGNATION AND PURPOSE OF PLAN. The name of this Plan is the Shoe Carnival, Inc. Employee Stock Purchase Plan. The purpose of the Plan is to provide incentives, through the ownership of Company common stock, for employees to enhance Company performance through their services. The Plan is intended to comply, and should be interpreted where possible to comply, with the terms of Code section 423.

     SECTION 2. SHARES RESERVED FOR THE PLAN. The Company shall reserve for issuance and purchase by employees under the Plan an aggregate of 300,000 shares of Common Stock, subject to adjustment as provided in Section 14. Shares subject to the Plan shall be authorized but unissued shares. Shares needed to satisfy the Plan may be acquired from the Company or by purchases at the Company's expense on the open market or in private transactions.

     SECTION 3. DEFINITIONS. As used in the Plan, the following terms, when capitalized, have the following meanings:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

     (c) "Committee" means the committee established pursuant to Section 4 to administer the Plan.

     (d)  "Common Stock" means the Company's common stock, no par value.

     (e) "Company" means Shoe Carnival, Inc. and any successor by merger, consolidation or otherwise.

     (f) "Compensation" means, with respect to an Eligible Employee for a calendar year, the Eligible Employee's wages, salary, commissions, bonuses, and other remuneration for services, including salary reduction contributions pursuant to elections under a plan subject to Code sections 125 or 401(k).

     (g) "Eligible Employee" means any employee of the Company that meets the eligibility requirements of Section 5.

     (h) "Enrollment Form" means the form filed with the Committee authorizing payroll deductions pursuant to Section 6.

     (i)  "Entry Date" means each April 1 and October 1.

     (j) "Fair Market Value" means, with respect to any Investment Date, the closing price, as reported by Nasdaq, on the last business day of the immediately prior calendar quarter.

     (k)   "Investment   Account"  means  the  account   established  for  each
     Participant  to hold Common  Stock  purchased  under the Plan  pursuant to
     Section 7.

     (l)  "Investment  Date"  means the  first  business  day of each  calendar
     quarter  on  which   shares  of  Common  Stock  are  or  could  be  traded
     over-the-counter.

                                   Appendix B

     (m) "Participant" means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6 and who has not ceased to participate in the Plan pursuant to Section 10 or Section 11.

     (n) "Payroll Deduction Account" means the account established for a Participant to hold payroll deductions pursuant to Section 6.

     (o) "Plan" means this instrument and the employee stock purchase plan established by this instrument.

     (p) "Purchase Price" means the price for each whole and fractional share of Common Stock, including those purchased by dividend reinvestment, which shall be 85% of the Fair Market Value of such whole or fractional share on the Investment Date.

     (q) "Servicing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor servicing agent selected by the Company.

     SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board.

     (a) The Committee shall be the Company's Stock Option Committee unless the Board shall appoint another committee to administer the Plan. The Board from time to time may fill vacancies, however caused, in the Committee.

     (b) Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Servicing Agent as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons.

     (c) A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee.

     (d) The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

     SECTION 5. ELIGIBLE EMPLOYEES. All employees of the Company are eligible to participate in the Plan during a calendar year, except for any employee who had not been employed for more than one year at the beginning of that calendar year.

     SECTION 6. ELECTION TO PARTICIPATE. Each Eligible Employee may become a Participant effective on the first Entry Date coinciding with or following the date he first becomes an Eligible Employee.

     (a) The Eligible Employee shall file with the Committee an Enrollment Form authorizing specified regular payroll deductions from his Compensation.

     (b) Regular payroll deductions shall be subject to a minimum deduction of 1% and a maximum deduction of 15% of Compensation for the payroll period and to a maximum annual deduction of $5,000.

     (c) The Company shall hold all payroll deductions as part of its general assets, but shall credit each Participant's payroll deductions, without interest, to a Payroll Deduction Account in his name.

     (d) To begin participation as of an Entry Date, an Eligible Employee must file his Enrollment Form with the Committee not less than 14 days before that Entry Date, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the second Entry Date following the filing of the Enrollment Form.

     (e) A Participant may increase or decrease his payroll deduction, effective as of the first day of the next following calendar quarter, by filing a new Enrollment Form.

     (f) At any time during the first 2 1/2 months of a calendar quarter, a Participant may elect to terminate his payroll deductions and receive a refund of the balance in his Payroll Deduction Account. In that event, he shall not again become a Participant until the second Entry Date following his election to terminate.

     SECTION 7. PARTICIPANT PURCHASES AND INVESTMENT ACCOUNTS. On each Investment Date, each Participant shall be deemed, without further action, to have purchased shares of Common Stock with the entire balance in his Payroll Deduction Account, and the Servicing Agent shall credit the purchased shares to the Participant's Investment Account.

     (a) The Participant shall be credited with the number of whole and fractional shares (rounded to the nearest ten thousandth) that his Payroll Deduction Account balance can purchase at the Purchase Price on that Investment Date.

     (b) All dividends paid with respect to the whole and fractional shares of the Common Stock and shares so purchased shall be reinvested in Common Stock and added to the shares held for a Participant in his Investment Account.

     (c) Expenses incurred in the purchase of shares and the expenses of the Servicing Agent shall be paid by the Company.

     SECTION 8. LIMITATION ON PURCHASES. Participant purchases are subject to the following limitations:

     (a) During any one calendar year, a Participant may not purchase, under the Plan or under any other plan qualified under Code section 423, shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000.

     (b) A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5% or more of the total combined voting power of the Company. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the Participant's payroll deductions shall terminate, and he shall receive a refund of the balance in his Payroll Deduction Account.

     SECTION 9. SERVICING AGENT STOCK PURCHASES. As of each Investment Date, the Servicing Agent shall acquire, using the accumulated balances of all Participants' Payroll Deduction Accounts, shares of Company Stock to be credited to those Participants' Investment Accounts.

     (a) The Servicing Agent shall acquire shares issued by the Company or, if directed by the Committee, by purchases on the open market or in private transactions.

     (b) If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Servicing Agent the difference between the Purchase Price and the price at which such shares are purchased for Participants.

     SECTION 10. INVESTMENT ACCOUNT WITHDRAWALS. Upon 14 days advance written notice to the Servicing Agent, a Participant may elect as of any Investment Date to withdraw the assets in his Investment Account.

     (a) The Participant may elect to obtain a certificate for the whole shares of Common Stock credited to his Investment Account. As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Investment Date on which such shares were purchased.

     (b) The Participant may elect that all shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

     (c) In either event, the Servicing Agent will sell any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses, to the Participant.

     (d) If a Participant withdraws the assets in his Investment Account, he shall cease to be a Participant and shall not again become a Participant until the second Entry Date following the withdrawal.

     SECTION 11. CESSATION OF PARTICIPATION. If a Participant dies, terminates employment, or withdraws assets from his Investment Account, he shall cease to participate in the Plan, the Company shall refund the balance in his Payroll Deduction Account, and the Servicing Agent shall distribute the assets in his Investment Account.

     (a) In the event of the Participant's death, his Payroll Deduction Account balance and his Investment Account assets shall be delivered to his estate.

     (b) If the Participant terminates employment, or if a Participant ceases to participate in the Plan pursuant to Section 10, he shall receive the amount in his Payroll Deduction Account and the assets in his Investment Account.

     (c) The Participant, or if applicable his beneficiary or estate, may elect to obtain a certificate for the whole shares of Common Stock credited to the Participant's Investment Account or may elect that any whole shares in his Investment Account be sold. The Servicing Agent will sell such whole shares and any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses.

     SECTION 12. BENEFICIAL INTERESTS IN PLAN. Each Payroll Deduction Account and each Investment Account shall be in the name of the Participant. A
Participant may designate a beneficiary to receive his interests in both accounts in the event of his death. If a Participant dies without having designated a beneficiary, or if the designated beneficiary does not survive the Participant, the Participant's estate shall be deemed his beneficiary.

     SECTION 13. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participant.

     SECTION 14. CHANGE IN CAPITAL STRUCTURE. Despite anything in the Plan to the contrary, the Committee may take the following actions without the consent of any Participant or beneficiary, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock

     (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

     SECTION 15. AMENDMENT OF THE PLAN. The Board may at any time, or from time to time, amend the Plan in any respect. The shareholders of the Company, however, must approve any amendment that would increase the number of shares of Common Stock that may be issued under the Plan (other than an increase merely reflecting a change in capitalization of the Company), or a change in the designation of any corporations whose employees become Eligible Employees under the Plan.

     SECTION 16. TERMINATION OF THE PLAN. The Plan and all rights of employees and beneficiaries under the Plan shall terminate:

     (a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

     (b)  at any date at the discretion of the Board.

In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a pro rata basis. Upon termination of the Plan, each Participant shall receive the balance in his Payroll Deduction Account and all shares in his Investment Account.

     SECTION 17. INDEMNIFICATION OF COMMITTEE. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Certificate of Incorporation and Bylaws.

     SECTION 18. GOVERNMENT AND OTHER REGULATIONS. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

     SECTION 19. EFFECTIVE DATE OF PLAN. The Plan is effective as of October 1, 1995, subject to receiving shareholder approval prior thereto.

PROXY                         SHOE CARNIVAL, INC.                         PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS -- JUNE 11, 1997


      The undersigned appoints Mark L. Lemond and J. Wayne Weaver, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Shoe Carnival, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana on June 11, 1997, or at any adjournment thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEE LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                         (Continued and to be signed on reverse side.)

                               SHOE CARNIVAL, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]



                                        For       Withhold
1. Election of Director --               []          []
   Nominee:   David H. Russell

                                        For     Against   Abstain

2. Proposal to approve the appointment   []        []        []
   of Deloitte & Touche LLP, as
   auditors for the Company for 1997.

                                        For     Against    Abstain

3. Proposal to approve the               []        []         []
   Company's 1993 Stock Option
   and Incentive Plan, as proposed
   to be amended.

                                        For     Against    Abstain
4. Proposal to approve the               []        []         []
   Company's Employee Stock
   Purchase Plan, as proposed
   to be amended.

5. In their discretion, any other matters that may properly come before the meeting.


   Dated:            , 1997



Signature(s)

NOTE:  When signing as attorney, executor, administrator,
trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                             YOUR VOTE IS IMPORTANT!

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.